UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Cellebrite DI Ltd.

(Exact name of registrant as specified in its charter)

State of Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

94 Shlomo Shmelzer Road Petah Tikva 4970602, Israel	Not Applicable
(Address of principal executive offices)	(Zip Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which registered
Ordinary Shares, par value 0.00001 NIS	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one Ordinary Share at an exercise of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement number to which this form relates: 333-256177

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

None
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the ordinary shares, par value 0.00001 NIS (the “Ordinary Shares”), of Cellebrite DI Ltd. (the “Company”) and warrants to purchase Ordinary Shares (the “Warrants”). The description of the Ordinary Shares and Warrants contained under the headings “Description of Cellebrite Ordinary Shares” and “Description of Cellebrite Warrants” in the Company’s registration statement initially filed with the Securities and Exchange Commission on May 17, 2021, as amended from time to time (File No. 333-256177) (the “Registration Statement”) to which this Form 8-A relates is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed because no other securities of the registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Very truly yours,

Cellebrite DI Ltd.

	By:	/s/ Dana Gerner
		Name:	Dana Gerner
		Title:	Chief Financial Officer

Dated: August 30, 2021

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